                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ( )
Filed by a Party other than the Registrant ( X)

Check the appropriate box:
( )Preliminary Proxy Statement

(X ) Definitive Proxy Statement

( )Definitive Additional Materials

( )Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              BESICORP GROUP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    TRITECH
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

(X ) $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

( )$500 per each party to the controversy pursuant to Exchange Act Rule
   14a-6(l)(3).

( )Fee computed on table below per Exchange Act Rules 14a-6(l)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   _________________________________________________________

   (2) Aggregate number of securities to which transaction applies:

   _________________________________________________________

   (3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11:

   _________________________________________________________

   (4) Proposed maximum aggregate value of transaction:

   _________________________________________________________

   (5) Total fee paid:

   _________________________________________________________

   ( ) Fee paid previously with preliminary materials.

   ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   _________________________________________________________

   2) Form, Schedule or Registration Statement No.:

   _________________________________________________________

   3) Filing Party:

   _________________________________________________________

   4) Date Filed:

   _________________________________________________________

                              BESICORP GROUP INC.
                               1151 FLATBUSH ROAD
                            KINGSTON, NEW YORK 12401




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                               SEPTEMBER 25, 1996



To the Holders of the Common Stock of BESICORP GROUP INC.:

  PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of BESICORP GROUP INC. (the "Company") will be held at the Wiltwyck Country Club, Lucas Avenue Extension, Kingston, New York 12401 on Wednesday, September 25, 1996, at 10:00 a.m., for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

1) To elect a Board of Directors to hold office until the next annual meeting and until the election and qualification of their respective successors.

2) To approve the appointment of Robbins, Greene, Horowitz, Lester & Co., LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1997.

3) To vote upon a resolution submitted by a shareholder of the Company with respect to an amendment to the Company's By-Laws to provide for the Company's Board of Directors to consist of a majority of independent non- management members.

4) To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has set the close of business on August 6, 1996, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only shareholders of record on that date shall be entitled to notice of and to vote at said meeting.

  YOUR PROXY IS ENCLOSED. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT AND WISH YOUR SHARES TO BE VOTED, YOU ARE REQUESTED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY PROMPTLY. A RETURN ENVELOPE WITH PREPAID POSTAGE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON REQUEST TO THE SECRETARY.




                                 By order of the Board of Directors,



                                 Michael J. Daley
                                 Vice President/Chief Financial
                                 Officer/Corporate Secretary



Kingston, New York

August 21, 1996

                              BESICORP GROUP INC.
                               1151 FLATBUSH ROAD
                            KINGSTON, NEW YORK 12401


                    -----------------------------
                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BESICORP GROUP INC. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Wiltwyck Country Club, Lucas Avenue Extension, Kingston, New York 12401, on Wednesday, September 25, 1996, at 10:00 a.m. and at any adjournments thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to shareholders on or about August 21, 1996.

  Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for director named below and FOR the approval of the appointment of Robbins, Greene, Horowitz, Lester & Co., LLP as independent public accountants for the fiscal year ending March 31, 1997. If a shareholder specifies a different choice on the proxy, such shareholder's shares of Common Stock will be voted in accordance with such specifications. All valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted only in accordance with the specifications on such proxies with respect to the shareholder proposal to amend the Company's By-laws to provide for the Company's Board of Directors to consist of a majority of independent non-management members. If no specification is made, the shares will be voted as an abstention with respect to such shareholder proposal.

  Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it, by presenting an executed proxy bearing a later date at the Annual Meeting, or by attending the Annual Meeting and voting in person.

  The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone and/or telegram by directors, officers and employees of the Company. Arrangements will be made by the Company with its transfer agent, Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004, to forward solicitation material to the beneficial owners of the shares held of record. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock.

  Copies of the 1996 Annual Report to Shareholders of the Company are being mailed to shareholders together with this Proxy Statement. The 1996 Annual Report contains the financial statements of the Company for the fiscal year ended March 31, 1996.

  Only shareholders of record at the close of business on August 6, 1996, have the right to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The total number of authorized shares of capital stock of the Company is 12,500,000, of which 5,000,000 are shares of Common Stock (the "Common Stock"), $.10 par value, and 7,500,000 are shares of Preferred Stock (the "Preferred Stock"), $1.00 par value. Of the shares of Common Stock authorized for issuance at August 6, 1996, __________________ were issued and outstanding. Of the shares of Preferred Stock authorized for issuance at August 6, 1996, no shares were issued and outstanding. Each share of Common Stock is entitled to one vote.

  Information with respect to the beneficial ownership of shares of Common Stock of the Company by Directors and Officers of the Company and by certain other persons is set forth herein under the caption "Beneficial Ownership of Common Stock."

  Under Securities and Exchange Commission ("SEC") rules, the Proxy Card permits shareholders to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast in connection with the approval of the appointment of auditors and the approval of the shareholder proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

  The New York Stock Exchange ("NYSE") has informed the Company that all of management's proposals are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting. Further, the NYSE has informed the Company that the shareholder proposal to amend the Company's By-laws to provide for the Company's
                                       1

Board of Directors to consist of a majority of independent non-management members is "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on this item. Such "broker non-votes" will not be considered as votes cast in determining the outcome of the shareholder proposal.


                            1. ELECTION OF DIRECTORS

  It is intended that, unless indicated otherwise thereon, the proxies received will be voted in favor of the election of the five persons named below (Messrs. Zinn, Eisenberg, Habib, Harris, and Rosen) to serve as Directors until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee selected by the Board of Directors unless the number of Directors has been reduced to the number of nominees then available for election. In this event, the proxies would be voted for the reduced number of nominees. Unless otherwise indicated on the enclosed Proxy Card, the votes represented by any proxy may be voted at the discretion of the person or persons voting the proxy. The five nominees receiving a plurality of the votes cast by the shareholders represented at the meeting, in person or by proxy, will be elected as Directors of the Company.

  The Board of Directors held 11 meetings in the fiscal year ended March 31, 1996.


                                 ANNUAL MEETING

  On September 27, 1995, the Company held its last Annual Meeting of Shareholders. As of the shareholder record date for such Annual Meeting, there were 2,940,655 shares of Common Stock outstanding of which 91% were represented at the meeting and of the shares so represented, 100% were voted at the meeting. At least 88% of all votes present at the meeting were cast for each Director then standing for election (Messrs. Zinn, Eisenberg, Habib, Harris, and Rosen).


                        DIRECTORS AND EXECUTIVE OFFICERS


MICHAEL F. ZINN

  Mr. Zinn, 43, President, Chief Executive Officer and Chairman of the Board of Directors, has guided Besicorp Group Inc. since founding the Company in 1976. Prior to founding the Company, Mr. Zinn was director of a Federally funded biomass-to-energy project. Prior to the above appointment, Mr. Zinn was employed in energy engineering. He has been awarded six U.S. patents.


STEVEN I. EISENBERG

  Mr. Eisenberg, 46, joined the Company on January 26, 1989 as Vice President of Beta Development Company, was elected Director and Vice President, Finance on December 12, 1989 and Senior Vice President and General Manager on April 15, 1991. On July 27, 1995 Mr. Eisenberg was promoted to Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Eisenberg was Vice President -- Corporate Finance for Keith, Marshall & Co. from 1984 to 1989, where he was involved with corporate finance and private placement activities. Prior to that, Mr. Eisenberg was Vice President and District Manager at Chemical Business Credit Corp., an affiliate of Chemical Bank, where he was responsible for new business and administrative activities. Mr. Eisenberg holds an MBA (Finance) from Fairleigh Dickinson University and a BS (Economics) from the State University of New York at Oneonta.


GERALD A. HABIB

  Mr. Habib, 50, was appointed Director by the Board of Directors on May 6, 1994. In 1993 Mr. Habib founded The Berkshire Group, a Shokan, NY investment banking and consulting concern that provides business development and merger and acquisition services to chemical and process clients. From 1986 to 1990 he served as director of planning and development for NL Chemicals, a multinational specialty chemical company. Mr. Habib also served as a vice president for Elitine Corporation, a technology licensing company, and as a business manager and manager of planning for Olin Chemicals. Mr. Habib holds a BS in Chemical Engineering from City University of New York and an MBA from New York University.


HAROLD HARRIS

  Mr. Harris, 73, was appointed Director by the Board of Directors on May 6, 1994. He returned to the Board of Directors after a hiatus of eight years, having first joined on January 28, 1983. Mr. Harris is a private investor and
                                       2
owner of a Cape Cod, MA land development company. Mr. Harris retired from Avnet Inc., of New York City, as vice president, where he worked on mergers and acquisitions. Prior to that, Mr. Harris was vice president of Avnet's subsidiary, Channel Master, a manufacturer and distributor of communications antennas and accessories, of Ellenville, NY, where he headed the sales and engineering departments. Mr. Harris is a former president of the United States Antenna Manufacturers Association, and in 1964 was a member of the first U. S. trade mission to Yugoslavia.


RICHARD E. ROSEN

  Mr. Rosen, 48, was appointed Director by the Board of Directors on May 6, 1994. In 1993 Mr. Rosen founded Plato Software, Inc. of Saugerties, NY, a software development company engaged in marketing accounting software. From 1991 to 1993, Mr. Rosen owned and operated Rosebud Consulting Services, which provided analysis, development, and implementation of computer software systems to medium-sized businesses. From 1985 to 1991 Mr. Rosen was general manager of Rosebud Shoes in New York City. Mr. Rosen holds a BA in Social Sciences from the University of North Carolina.


MICHAEL J. DALEY

  Mr. Daley, 41, joined the Company as Financial Manager on August 24, 1987 and was appointed Vice President, Finance & Administration on May 15, 1989, Corporate Secretary on April 15, 1991 and Chief Financial Officer on September 26, 1994. Prior to joining the Company, Mr. Daley was Assistant Controller in charge of partnership accounting for Parliament Hill Corporation, a syndicator of limited partnerships investing in oil and gas exploration in the continental United States. Mr. Daley's prior experience includes management positions in accounting and finance with several companies in the insurance industry. Mr. Daley holds a BS in Accounting from St. Francis College of Brooklyn, New York.


                            COMMITTEES OF THE BOARD

  The Board of Directors has Compensation, Audit, and Special Litigation Committees.

  The Compensation Committee consists of Messrs. Habib, Harris, and Rosen and has all the powers and authority of the Board of Directors of the Corporation with respect to all matters regarding compensation of the executive officers of the Corporation and the Amended and Restated 1993 Incentive Plan ("1993 Plan"). There were two Compensation Committee meetings during the fiscal year ended March 31, 1996. In addition, the Committee acted at various times by written consent during the course of the year.

  The Audit Committee consists of Messrs. Habib, Harris, and Rosen and arranges for the annual audit of the financial statements of the Company. There were two Audit Committee meetings during the fiscal year ended March 31, 1996.

  The Special Litigation Committee consists of Messrs. Habib, Harris, and Rosen and has all the powers and authority of the Board of Directors of the Company with respect to all matters affecting the interest of the Company in the shareholder's derivative action described below in "Legal Proceedings". There were no Special Litigation Committee meetings during the fiscal year ended March 31, 1996.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

  Under the rules of the SEC, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered to be a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered to be beneficially owned under these rules. The information in the table is as of July 18, 1996, and is based on data furnished to the Company by, or on behalf of, the persons referred to in the table.

  The following table sets forth information with respect to (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, its only class of voting securities, (ii) the ownership of Common Stock by each current director and nominee, (iii) the ownership of Common Stock by the Chief Executive Officer and each other executive officer named below in the "Summary Compensation Table" and (iv) the ownership of Common Stock by all current directors and executive officers of the Company as a
                                       3
group. Except as otherwise provided in the footnotes to the table, the beneficial owners have sole voting and investment power as to all securities.

                                     NUMBER OF SHARES OF COMMON       PERCENT OF COMMON STOCK
    NAME OF BENEFICIAL OWNER       STOCK BENEFICIALLY OWNED (1)(2)   BENEFICIALLY OWNED (1)(2)
 -------------------------------    ------------------------------    -------------------------


Michael F. Zinn
1151 Flatbush Road
Kingston, New York 12401                     1,712,502 (3)                      57.9%(3)

Steven I. Eisenberg                            109,500 (4)                       3.7%(4)

Gerald A. Habib                                     --                              *

Harold Harris                                   18,844                              *

Richard E. Rosen                                    --                              *

Michael J. Daley                                22,834 (4)                          *(4)

Directors and executive officers
as a group (6 persons)                       1,863,680                          62.2%




- -------
* Less than 1 per cent.

(1) Except as described in the footnotes below, all of the above shareholders were both the beneficial shareholders and shareholders of record of the shares listed as of July 18, 1996.

(2) Assumes exercise of all presently exercisable options and warrants.

(3) Includes 45,000 shares that Mr. Zinn has the right to acquire pursuant to warrants which are presently exercisable and 111,135 shares held in the name of his immediate family.

(4) Includes shares that Mr. Eisenberg (28,000) and Mr. Daley (9,500) have the right to acquire pursuant to options granted under the Company's Incentive Stock Option Plan (the "ISO Plan"), which options are presently exercisable.

  The Company's executive officers and directors and holders of more than 10% of the Company's Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the SEC. The Company believes that during the fiscal year ended March 31, 1996 the executive officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except that it has come to the Company's attention that Richard P. Lewandowski, a former executive officer of the Company, did not make a Form 4 or Form 5 exit filing.


                            MANAGEMENT REMUNERATION

  The following table sets forth the aggregate compensation, paid or accrued during the fiscal years ended March 31, 1996, 1995, and 1994 of the Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for services in all capacities:


                      SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                   ANNUAL COMPENSATION       COMPENSATION
                                                   ---------------------     --------------
                                                                              SECURITIES      ALL OTHER
                  NAME AND                                                    UNDERLYING    COMPENSATION
             PRINCIPAL POSITION              YEAR SALARY ($)   BONUS ($)    OPTIONS (#) (1)    ($) (3)
 -------------------------------------------  ---  ----------  ---------     --------------  ------------






















Michael F. Zinn                              1996     350,000    250,000            39,000         14,620(2)
President and CEO
                                             1995     333,717    500,000                           13,512(2)
                                             1994     199,756    616,344                           15,416(2)



Steven I. Eisenberg                          1996     163,077    318,367(4)         13,500         14,620(2)
Executive Vice President and
Chief Operating Officer
                                             1995     152,325    233,221(4)                        14,000(2)
                                             1994     151,426    189,774(4)                        14,647(2)



Michael J. Daley                             1996      85,000     15,000             3,000          1,000
Vice President,
Chief Financial Officer, Corporate Secretary
                                             1995      83,846     16,000                            1,150
                                             1994      75,000     77,500(4)                         1,000



(1) In January 1996 the Compensation Committee granted to Mr. Zinn and Mr. Eisenberg non-statutory options under the 1993 Plan to purchase 20,500 restricted shares of the Company's common stock at $7 per share exercisable until December 31, 1996. The options were subsequently exercised. Option shares are subject to transfer restrictions and forfeiture provisions which lapse on the fifth anniversary of the grant and will be held in escrow during the restriction period. Upon termination of employment during the restriction period, all option shares would be forfeited and the Company would repurchase the shares for $7 per share plus a rate of return based on the prime rate. The Company may waive the forfeiture provision within 30 days of termination.

(2) Premiums of $10,000 paid by the Company on life insurance policies for both Mr. Zinn and Mr. Eisenberg in each of Fiscal 1996, 1995, and 1994.

(3) The Company's contribution to the Company's qualified 401(k) Plan is as follows for the named individuals for Fiscal 1996: Mr. Zinn, $4,620; Mr. Eisenberg, $4,620; and Mr. Daley, $1,000; for Fiscal 1995: Mr. Zinn, $3,512; Mr. Eisenberg, $4,000; and Mr. Daley, $1,150; and for Fiscal 1994: Mr. Zinn, $5,416; Mr. Eisenberg, $4,647; and Mr. Daley, $1,000.

(4) The Company has a long-term deferred compensation plan, pursuant to which incentive compensation was provided to certain key employees based on the future operating performance of certain projects. Pay-outs made from the Company's long-term compensation plan for the named individuals for Fiscal 1996: Mr. Eisenberg, $68,691; for Fiscal 1995: Mr. Eisenberg, $41,207; and for Fiscal 1994: Mr. Eisenberg, $16,602 and Mr. Daley, $45,000.


                             DIRECTOR COMPENSATION

  Directors of the Company who are also employees are not paid any fees or compensation for their services as members of the Company's Board of Directors or any committee thereof.

  Each Director of the Company who is not an employee of the Company (Messrs. Habib, Harris, and Rosen) receives an annual retainer of $20,000 for their service as a member of the Board of Directors. In addition, these same Directors who serve on the Special Litigation Committee receive $500 for each full day and $250 for each half day worked on the Committee, plus reimbursement of reasonable out-of-pocket expenses.


                                 STOCK OPTIONS

  The following table sets forth information concerning the grant of stock options made during the fiscal year ended March 31, 1996 under the Company's 1993 Plan to the named executive officers of the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        % OF TOTAL
                                      OPTIONS/SAR'S              MARKET PRICE
                                        GRANTED TO   EXERCISE OR   DATE OF
                      OPTIONS/SAR'S    EMPLOYEES IN  BASE PRICE     GRANT     EXPIRATION
        NAME           GRANTED (#)     FISCAL YEAR    ($/SHARE)    $/SHARE       DATE
 -------------------  ---------------  -------------  ----------  -----------  ----------


Michael F. Zinn         19,000(a)              23        7.00          9.875   12/31/96

                        20,000(b)              24        3.00         11.125    2/5/07

Steven I. Eisenberg      1,500(a)               2        7.00          9.875   12/31/96

                        12,000(b)              15        3.00         11.125    2/5/07

Michael J. Daley         3,000(b)               4        3.00         11.125    2/5/07




(a) Under the 1993 Plan up to 1,000,000 shares of common stock may be issued to officers, directors, employees and consultants of the Company. Awards under the plan may be in the form of statutory stock options, non-statutory stock options, stock appreciation rights ("SAR's"), dividend payment rights or options to purchase restricted stock. The 1993 Plan, which expires on December 31, 2002, was originally approved by the Board of Directors in December 1992 and was approved by the shareholders effective January 1, 1993. On January 15, 1996 the 1993 Plan was amended and restated by the Board of Directors effective January 1, 1996 to meet the requirements of Exchange Act Rule 16b-3 so that transactions effected pursuant to the 1993 Plan qualify for an exemption from Section 16(b) of the Exchange Act. In January 1996 the Compensation Committee granted options to purchase restricted stock to two officers under the 1993 Plan totaling 20,500 shares of the Company's common stock at $7 per share until December 31, 1996. The options were subsequently exercised. Option shares are subject to transfer restrictions and forfeiture provisions which lapse on the fifth anniversary of the grant and will be held in escrow during the restriction period. Upon termination of employment during the restriction period, all option shares would be forfeited and the Company would purchase the shares at $7 per share plus a rate of return based on the prime rate. The Company may waive the forfeiture provision within 30 days of termination.

(b) In February 1996 the Compensation Committee granted non-statutory options to officers and employees under the 1993 Plan to purchase 61,500 shares of the Company's common stock at $3 per share, of which 35,000 shares were granted to officers. The options vest as to 20% of the grant shares in each of the sixth through the tenth years after the date of grant.

  The following table provides information related to options and warrants exercised by the named executive officers during Fiscal 1996 and the number and value of options and warrants held at fiscal year end. The Company does not have any outstanding SAR's.


     AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR
            AND FISCAL YEAR-END OPTION/WARRANT VALUES

                                                            NUMBER OF
                                                           UNEXERCISED     VALUE OF UNEXERCISED
                                                         OPTION/WARRANTS  IN-THE-MONEY OPTIONS/
                        NUMBER OF                         AT FY-END (#)   WARRANTS AT FY-END ($)
                     SHARES ACQUIRED                      EXERCISABLE/         EXERCISABLE/
        NAME         ON EXERCISE (#)  VALUE REALIZED ($)  UNEXERCISABLE       UNEXERCISABLE
 -------------------  ---------------  -----------------  --------------  -----------------------


Michael F. Zinn              19,000            54,625     45,000/20,000      596,875/235,000

Steven I. Eisenberg           1,500             4,313     28,000/12,000      284,900/141,000

Michael J. Daley              1,200             7,800     11,300/3,000        109,750/35,250




  The Company's ISO Plan, which expired March 12, 1992, provided for the granting of "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Outstanding options under the ISO Plan remain exercisable for 10 years after the date they were granted. At July 18, 1996, there were two officers participating in the ISO Plan and a total of 37,500 shares were subject to such options at an average exercise price of $4.77 per share. All of such options are presently exercisable, and will expire on dates ranging from April 26, 1998 to November 6, 2000.


                              CERTAIN TRANSACTIONS

  As of March 31, 1996 and 1995, two corporations owned by the Company's President (the "Corporations") owed the Company $16,602 and $10,217, respectively. These amounts represent the net balances due to the Company,
                                       6
which provides accounting services to the Corporations. The Corporations provided to the Company airport usage and plane services valued at $64,828, $74,914 and $58,657 for the years ended March 31, 1996, 1995 and 1994, respectively. During Fiscal 1994, the Company purchased an airplane from one of the Corporations at a purchase price of $57,290, which the Company uses for business transportation.

  As a part of his guarantees of the Company's debts of $407,266 and $441,236 at March 31, 1996 and 1995, the President of the Company has a security interest in various assets, patents, and personal property owned by the Company.


                               LEGAL PROCEEDINGS

  On March 29, 1993, James Lichtenberg commenced a shareholder's derivative action now pending in New York Supreme Court, Ulster County, entitled Lichtenberg v. Michael F. Zinn, et al. The Company is named as nominal defendant in this shareholder's derivative action, which also names as defendants Michael
F. Zinn, Steven I. Eisenberg, and Martin E. Enowitz, who were directors and officers at the time the action was filed. The complaint alleges that the directors breached their fiduciary duties to the Company by, among other things, the issuance of stock to themselves in lieu of cash compensation, allegedly for inadequate consideration, and by the accounting treatment given to the Company's interest in various partnerships which own and operate cogeneration facilities, which allegedly depressed the price of the Company's stock. The plaintiff is seeking an award of damages to the Company, including punitive damages and interest, an accounting and the return of assets to the Company, the appointment of independent members to the Board of Directors, the cancellation of shares allegedly improperly granted, and the award to the plaintiff of costs and expenses of the lawsuit including legal fees. The defendants denied the allegations of the complaint. The Company believes that meritorious defenses have been asserted, and that the outcome of the action will have no material adverse impact upon the Company. On May 6, 1994 the Board of Directors of the Company formed a Special Litigation Committee ("SLC") comprised of independent, outside directors to investigate the allegations made in the action and determine if continued prosecution of the action is in the best interest of the Company. On March 28, 1995, after an extensive investigation of the allegations made in the complaint, the SLC issued a resolution finding that the continued prosecution of the derivative action was not in the best interest of the Company. By further resolution dated April 27, 1995, the SLC instructed the Company's outside counsel to take the necessary steps in court to seek to have the action dismissed. Pursuant to resolution of the SLC, on May 18, 1995, a motion to dismiss the action based on the recommendation of the SLC was filed with the Court and is being held in abeyance by the Court pending the completion of limited discovery.

  On or about May 2, 1996, certain officers, directors, employees, former employees of the Company and certain spouses and affiliates thereof, were served subpoenas by the U. S. Attorney's office for the production of documents and/or potential testimony before a United States Grand Jury in White Plains, NY. Based upon the content of the subpoenas and information contained in certain newspaper articles relating to the investigation, the Company believes that the scope of the investigation may include the circumstances surrounding contributions by certain individuals associated with the Company to the 1992 and 1994 U. S. Congressional campaigns of Maurice Hinchey and use of the Company's assets in connection therewith. The Company has complied with the document request contained in the subpoena. At this time, based on the present status of the investigation, the Company does not know what effect, if any, the investigation and its outcome will have on its business. However, the Company has incurred and expects to continue to incur substantial legal fees and other expenses in connection with the investigation.


          2. APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors of the Company recommends that shareholders vote at the meeting to approve the appointment of Robbins, Greene, Horowitz, Lester & Co., LLP as independent public accountants of the Company for the fiscal year ending March 31, 1997.

  A representative of Robbins, Greene, Horowitz, Lester & Co., LLP is expected to be present at the meeting. The representative will be given the opportunity to make a statement at the meeting and is expected to be available to respond to appropriate questions.

  The Board of Directors recommends a vote of yes to this proposal. The favorable vote of a majority of shares of Common Stock represented in person or by proxy at the meeting will be required for such approval.

                            3. SHAREHOLDER PROPOSAL

  The Company has received a request from a shareholder for inclusion of the following proposal:

  Proposal to Amend By-Laws Regarding Composition of Board of Directors

  A shareholder of the Company proposes an amendment of the By-laws "to provide that the Board of Directors shall consist of a majority of independent non-management directors. For these purposes, the definition of independent non-management director shall mean a director who: (i) has not been employed by the Company or an affiliate in an executive capacity within the past three years, (ii) is not, and is not employed with a company or firm that is, a paid advisor or consultant to the Company, (iii) is neither employed by nor has a substantial contractual relationship with a significant customer or supplier of the Company or an affiliate, (iv) has no personal services/contract(s) with the Company, (v) is not personally related to any current director of the Company, and (vi) is neither employed by nor has a substantial contractual relationship with a tax-exempt entity that receives significant contributions from the Company."

  The following is a statement of the proponent in support of this resolution:

  "The purpose of this proposal is to assure that the Board of Directors includes a significant number of independent non-management directors who we believe will facilitate clear and objective decision making. A Board of Directors must formulate corporate policies and monitor the activities of management in implementing those policies. Given those functions, we believe that it is in the best interest of all stockholders if at least a majority of our representatives be independent.

  "The benefits of such independence we think are well accepted. The New York Stock Exchange, for instance, requires each of its listed companies to have at least two members of the board of directors and all members of the audit committee who meet New York Stock Exchange standards of independence. We believe that a majority of directors of publicly held companies are not employees of the companies on whose boards they serve. In addition, The Business Roundtable in its publication Corporate Governance and American Competitiveness recently noted that the board of directors of public corporations 'should be composed predominantly of independent directors who do not hold management responsibilities within the corporation.' A variety of occupational backgrounds (i.e. corporate executives from a diversity of industries, public service, academia, law and finance) is, in our opinion, an integral element of a model board of directors. As noted by The Roundtable, directors must be 'able to work as a cohesive team, while preserving their ability to effectively differ with each other' and be able to exercise judgment 'in ways that are both supportive and challenging to the corporation.'

  "It is our belief that a board having a majority of independent directors is the shareholders' best assurance that performance is enhanced and that director accountability is maintained. Indeed, with such an assurance, we believe, that need for direct shareholder involvement in any other corporate governance matter is significantly reduced provided that the company's performance remains satisfactory.

  "SUPPORT FOR THIS PROPOSAL, in our opinion, will be a constructive contribution by shareholders toward an improved corporation."

  The foregoing is a statement prepared by the proponent of the proposal. The Board of Directors of the Company disclaims any representation as to the accuracy of the statements made by the proponent therein.

  Certain members of the Board of Directors who are beneficial owners of shares of Common Stock entitled to vote at the meeting have informed the Company that they intend to vote their respective shares against such proposal. The favorable vote of a majority of shares of Common Stock represented in person or by proxy at the meeting will be required for approval. The members of the Board of Directors and certain members of their families who intend to vote against the shareholder proposal own 60% of the Company's outstanding shares of Common Stock.

  The name and address of the proponent of the shareholder proposal and the number of shares of voting securities held by such proponent will be furnished to any person, either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

  The effect of approval of this proposal would be to require that persons other than management have direct representation on, and potentially control of, the Board of Directors of the Company.

                           PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the Company's 1997 Annual Meeting must be received no later than April 19, 1997, by the Secretary of the Company at the Company's address set forth on the first page of this Proxy Statement.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

  On May 22, 1996 in accordance with Section 721 and 722 of New York Business Corporation Law and the By- laws of the Company, the Board of Directors determined to indemnify the officers of the Company for attorneys' fees and disbursements of counsel approved by the Company relating to the service of subpoenas for documents and testimony before a U. S. Grand Jury in White Plains, New York. Pursuant to such action, on June 19, 1996, the Company made payment to Baden Kramer Huffman & Brodsky, P.C., in the amount of $22,698 for legal services and disbursements. For further discussion, see Legal Proceedings.


                                 OTHER BUSINESS

  As far as it is known or has been determined, no business other than the matters referred to herein will come before the Annual Meeting. However, it is intended that the proxy solicited herein will be voted on any other matters that may properly come before the meeting in the discretion of the person or persons voting such proxy.




                                 By Order of the Board of Directors



                                 Michael J. Daley
                                 Vice President/Chief Financial
Officer/Corporate Secretary



Kingston, New York

August 21, 1996

                              BESICORP GROUP INC.



NOTE: FOR ALL HOLDERS WHO ACQUIRED SHARES PRIOR TO THE 10-FOR-1 REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK EFFECTIVE APRIL 16, 1991, THE NUMBER OF SHARES WHICH YOU ARE ENTITLED TO VOTE, AS IDENTIFIED HEREON, IS AS ADJUSTED TO REFLECT SUCH REVERSE STOCK SPLIT.



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.












                  Please fold at perforation before detaching





                              BESICORP GROUP INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints Michael J. Daley and Karen Keator, and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of BESICORP GROUP INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at the Wiltwyck Country Club, Lucas Avenue Extension, Kingston, New York 12401 on Wednesday, September 25, 1996 at 10:00 a.m. and at all adjournments thereof, in accordance with the directions on the reverse side hereof with respect to the following matters:


1. Election of Directors:

 NOMINEES: Michael F. Zinn, Steven I. Eisenberg, Gerald A. Habib, Harold Harris, Richard E. Rosen

2. Appointment of Robbins, Greene, Horowitz, Lester & Co., LLP, as the independent public accountants of the Company for the fiscal year ending March 31, 1997.

3. Shareholder proposal with respect to an amendment to the Company's By-Laws to provide for the Company's Board of Directors to consist of a majority of independent non-management members.

4. Such other matters as may properly come before the meeting.





                                SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2:
                                 Please mark your votes as in this example. /x/



1.  ELECTION OF DIRECTORS: / / FOR all nominees as listed below/ / WITHHOLD AUTHORITY to vote
                           (except as marked to the contrary below.) for all nominees listed below.


    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH THE NOMINEE'S NAME.)


    Michael F. Zinn, Steven I. Eisenberg, Gerald A. Habib, Harold Harris, Richard E. Rosen





2.  TO APPROVE THE APPOINTMENT OF ROBBINS, GREENE, HOROWITZ, LESTER & CO., LLP, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE
    COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997.


3.  TO APPROVE A SHAREHOLDER PROPOSAL WITH RESPECT TO AN AMENDMENT TO THE COMPANY'S BY-LAWS TO PROVIDE FOR THE COMPANY'S
    BOARD OF DIRECTORS TO CONSIST OF A MAJORITY OF INDEPENDENT NON-MANAGEMENT MEMBERS.


4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


- ------------------------------------------------------------------------------------------------------------------------------


2.  FOR  AGAINST ABSTAIN

    / /    / /     / /


3.  / /    / /     / /



4.  / /    / /     / /


- -------------------------



THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED AS AN ABSTENTION FOR PROPOSAL 3.

Please be sure to sign and date this Proxy.




   Shareholder sign here          Date
- ---                     ----------    ------


   Co-owner sign here             Date
- ---                     ----------    ------


NOTE: Please sign exactly as the
name appears on this card. When
shares are held by joint
tenants, both should sign. When
signing as attorney, executor,
administrator, trustee or
guardian, please give full title
as such. If a corporation,
please sign in full corporate
name by president or other
authorized officer. If a
partnership, please sign in
partnership name by authorized
person.
/ /